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                                                                    Exhibit 3.11

                            CERTIFICATE OF FORMATION

                                       OF

                              RBI ACQUISITIONS, LLC

         This Certificate of Formation of RBI Acquisitions, LLC (the "LLC"), dated as of September 7, 1999, is being duly executed and filed by Andrew M. Martin, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C Section 18-101, et seq.)

         FIRST. The name of the limited liability company formed hereby is RBI Acquisitions, LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                    /s/ Andrew M. Martin
                                                    ----------------------------
                                                    Andrew M. Martin
                                                    Authorized Person
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              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                              RBI ACQUISITIONS, LLC

         This Certificate of Amendment to Certificate of Formation of RBI Acquisitions, LLC (the "LIMITED LIABILITY Company"), dated as of December 10, 1999, is being duly executed and filed by Eric P. Meyerowitz, as an authorized person under the Delaware Limited Liability Company Act (6 Del. C.Section 18-101, et. seq.). IT IS HEREBY CERTIFIED THAT:

                  FIRST: The name of the Limited Liability Company is RBI Acquisitions, LLC.

                  SECOND: The certificate of formation of the Limited Liability Company is hereby amended by striking out Article 1 thereof and by substituting in lieu thereof the following new Article: "FIRST: The name of the limited liability company formed hereby is RECORDED BOOKS, LLC."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation as of the date first above written.

                                          /s/ Eric P. Meyerowitz
                                          ---------------------------
                                          Eric P. Meyerowitz
                                          Authorized Person